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                                                                      EXHIBIT 21


               SUBSIDIARIES OF PIONEER-STANDARD ELECTRONICS, INC.

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                                                                       STATE OR JURISDICTION OF
SUBSIDIARIES OF THE COMPANY                                            ORGANIZATION OR INCORPORATION
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
Pioneer-Standard Electronics, Inc.                                             Ohio
Pioneer-Standard Canada Inc.                                                   Ontario
Pioneer-Standard FSC, Inc.                                                     Virgin Islands of the United States
Pioneer-Standard Illinois, Inc.                                                Delaware
Pioneer-Standard Minnesota, Inc.                                               Delaware
Pioneer-Standard Electronics, Ltd.                                             Delaware
Pioneer-Standard Financial Trust                                               Delaware
The Dickens Services Group, a Pioneer-Standard Company, LLC                    Delaware
Aprisa, Inc.                                                                   Delaware
Aprisa Holdings Inc.                                                           Delaware
Pioneer-Standard Funding Corporation                                           Delaware
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